UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Preliminary Unaudited Results for the Three Months Ended September 30, 2022

Starwood Property Trust, Inc. (the “Company”) is providing preliminary unaudited results for the three months ended September 30, 2022 based on currently available information. The Company’s independent auditor has not completed a review of these preliminary estimated financial results. The Company’s actual results may differ materially from these preliminary financial results, and may be outside the estimated ranges. In addition, these preliminary results are not necessarily indicative of results to be expected for any future period, including the year ending December 31, 2022. This preliminary financial data has been prepared by and is the responsibility of the Company. The Company has not fully completed its review of these preliminary financial results for the three months ended September 30, 2022.

During the three months ended September 30, 2022, the Company declared a dividend of $0.48 per share and expects earnings per diluted share in accordance with generally accepted accounting principles in the United States of America (“GAAP”) to be in the range of $0.45 to $0.47, with Distributable Earnings per diluted share (a non-GAAP financial measure) in the range of $0.50 to $0.52. See below for an important discussion regarding Distributable Earnings, including a reconciliation of estimated GAAP earnings to estimated Distributable Earnings per diluted share.

The Company estimates its book value as of September 30, 2022 to be approximately $6.39 billion, or $20.65 to $20.67 per share as of September 30, 2022. The Company estimates its undepreciated book value per share to be approximately $21.51 to $21.53 as of September 30, 2022.

During the quarter ended September 30, 2022, the Company had $1.3 billion of investment activity, comprised of $1.1 billion of new investments and $212 million under pre-existing loan commitments. These investments, net of repayments and securitization proceeds received in the quarter, were principally made using the Company’s secured financing agreements, resulting in an increase in net borrowings of $275 million during the quarter. As a result, the Company expects to have an adjusted debt-to-equity ratio1 of 2.4x as of September 30, 2022.

As of October 26, 2022, the Company had $731.5 million of liquidity, including $269.1 million of cash and $462.4 million of approved but undrawn capacity on its secured financing agreements.

Non-GAAP Financial Measures

Reconciliation of Estimated GAAP Earnings per Diluted Share to Estimated Distributable Earnings per Diluted Share

The table below reconciles the Company’s estimated range of GAAP earnings per diluted share to the Company’s estimated range of Distributable Earnings per diluted share for the three months ended September 30, 2022.

1 Represents (i) total outstanding secured and unsecured financing arrangements (excluding the non-recourse collateralized loan obligations and single asset securitization, and adjusted to include the Company’s share of the Woodstar portfolio debt), less cash and lender-restricted cash, divided by (ii) undepreciated permanent equity, less the Company’s share of the Woodstar portfolio debt change in fair value.

	Three Months Ended September 30, 2022 Preliminary (Unaudited)
Estimated GAAP Earnings per Diluted Share	$0.45	-	$0.47
Add / (Deduct):
Non-cash items	0.11	-	0.13
Unrealized (gains)/losses, net	(0.06)	-	(0.08)
Estimated Distributable Earnings per Diluted Share	$0.50	-	$0.52

Distributable Earnings is a non-GAAP financial measure. The Company calculates Distributable Earnings as GAAP net income (loss) excluding the following: (i) non-cash equity compensation expense; (ii) incentive fees due under the Company’s external management agreement; (iii) depreciation and amortization of real estate and associated intangibles; (iv) acquisition costs associated with successful acquisitions; (v) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period; and (vi) any deductions for distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein.

The Company believes that Distributable Earnings provides meaningful information to consider in addition to its net income (loss) and cash flow from operating activities determined in accordance with GAAP. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of the Company's common stock as historically, over time, Distributable Earnings has been a strong indicator of the Company's dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its net taxable income, subject to certain adjustments, and therefore the Company believes its dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps the Company to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan portfolio and operations, and is a performance metric it considers when declaring its dividends. The Company also uses Distributable Earnings (previously defined as “Core Earnings”) to compute the incentive fee due under its management agreement.

Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of the Company's GAAP cash flows from operations, a measure of its liquidity, taxable income, or an indication of funds available for its cash needs. In addition, the Company's methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

Statements herein which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are developed by combining currently available information with the Company’s beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the effect of rising interest rates, expectations of inflation and/or recession, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing and other risks detailed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as other risks and uncertainties set forth from time to time in the Company's reports filed with the Securities and Exchange Commission (the “SEC”).

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act unless specifically identified as being incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2022	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel